EXHIBIT 4.3

[Face of Certificate - SMG INDIUM RESOURCES LTD.]

(SEE REVERSE SIDE FOR LEGEND)

ITD.W

WARRANTS

(THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M. NEW YORK CITY TIME, [ ], 2011)

SMG INDIUM RESOURCES LTD.

CUSIP 78454K 110

WARRANT

THIS WARRANT CERTIFIES THAT, for value received _______________________, or registered agents, is the registered holder of a Warrant or Warrants expiring [ ], 2011 (the “Warrant”) to purchase one fully paid and non-assessable share of common stock, par value $.001 per share (the “Shares”), of SMG INDIUM RESOURCES LTD., a Delaware corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate.

The Warrant entitles the holder thereof to purchase from the Company, commencing on September __, 2008 [THE DATE OF THE FINAL PROSPECTUS RELATING TO THE COMPANY’S INITIAL PUBLIC OFFERING], and will expire unless exercised before 5:00 p.m., New York City Time, on [----], 2011 [THREE YEARS FROM THE DATE OF THE FINAL PROSPECTUS RELATING THE COMPANY’S INITIAL PUBLIC OFFERING], such number of Shares at the price of $6.00 per share, upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, Continental Stock Transfer & Trust Company (such payment to be made by check made payable to the Warrant Agent), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company. In no event shall the registered holder of this Warrant be entitled to receive a net-cash settlement, shares of common stock or other consideration in lieu of physical settlement in Shares of the Company. The Warrant Agreement provides that, upon the occurrence of certain events, the Warrant Price and the number of Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

This Warrant will expire on the date first above written if it is not exercised prior to such date by the registered holder pursuant to the terms of the Warrant Agreement or if it is not redeemed by the Company prior to such date.

No fraction of a Share will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, a holder would be entitled to receive a fractional interest in a Share, the Company will, upon exercise, round up to the nearest whole number the aggregate number of Shares to be issued to the warrant holder. For the purpose of this paragraph, multiple exercises of this Warrant by one holder will only be rounded up to the nearest whole number on one occasion.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or his assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

The Company reserves the right to call the Warrant at any time after [___], 2009 [SIX MONTHS FROM THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT] and prior to its exercise, with a notice of call in writing to the holders of record of the Warrant, giving 30 days’ notice of such call at any time after the Warrant becomes exercisable if the last sale price of the Shares has been at least $9.00 per share on each of 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of such call is given. The call price of the Warrants is to be $.01 per Warrant. Any Warrant either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $.01 call price.

COUNTERSIGNED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
WARRANT AGENT
BY:
AUTHORIZED OFFICER

DATED:

(Signature)
CHIEF EXECUTIVE OFFICER

(Seal)

(Signature)
SECRETARY

[Reverse of Certificate]

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise _________ Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of
_____________________________________________________________________________________________________________
(PLEASE TYPE OR PRINT NAME AND ADDRESS)
_____________________________________________________________________________________________________________
_____________________________________________________________________________________________________________

_____________________________________________________________________________________________________________
(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to ______________________________________________________________________________________________________________
(PLEASE PRINT OR TYPE NAME AND ADDRESS)
_____________________________________________________________________________________________________________

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:

_________________________
(SIGNATURE)

_________________________
(ADDRESS)
_________________________

_________________________
(TAX IDENTIFICATION NUMBER)

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received,_____________________hereby sell(s), assign(s), and transfer(s) unto

_____________________________________________________
(PLEASE TYPE OR PRINT NAME AND ADDRESS)
_____________________________________________________
_____________________________________________________
_____________________________________________________
(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to  _____________________________________________________
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint________________________________Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:

_____________________________
(SIGNATURE)

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.